SECURITIES AND EXCHANGE COMMISSION
_________________________

 FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________________

GOLDVALE RESOURCES, INC.
(Exact Name of Small Business Issuer in its Charter)

DELAWARE	----
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

3070 Guildford Way #2006
Coquitlam, BC V3B 7R8
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

3070 Guildford Way #2006
Coquitlam, BC V3B 7R8
(604) 944-1751
(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.|_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

CALCULATION OF REGISTRATION FEE

Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Title of Each Registration fee

Common Stock, par value $0.001	6,585,000	$0.02	$131,700	$4.04

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.02 is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED November 16 , 2007

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATESAS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME\ EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
GOLDVALE RESOURCES, INC.

6,585,000 SHARES
COMMON STOCK

Our selling stockholders are offering to sell 6,585,000 shares of our common stock. Currently, our common stock is not trading on any public market. Although there is no established public trading market for our securities we intend to seek a market maker to apply for a quotation on the OTC Electronic Bulletin Board once this registration statement is deemed effective. The 6,585,000 shares of our common stock will be sold by selling security holders at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVED A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The date of this prospectus is November 16 2007

ABOUT OUR COMPANY

Goldvale Resources, Inc. is a resource exploration stage company that was formed on April 25, 2006 in Delaware. We are not a blank check company as defined in Rule 419 of Regulation C, and we have not been formed for the purpose of arranging an acquisition.

On May 15, 2006, we entered into a Option Acquisition Agreement (“Option Acquisition Agreement”). Pursuant to the Option Acquisition Agreement, we acquired an option to purchase a 100% interest in the “Don 2 Project” less a 2 1/2% Net Smelter Royalty. We refer to the mineral claim as the DON 2 mineral claim. Pursuant to the agreement, all of the rights, title and interest in the DON 2 mineral claim were transferred to Steve Merry, our president, with a Trust Agreement dated May 15, 2006. We are required to pay the vendor $55,000 for the DON 2 claim. We have expended $55,000 in relation to our acquisition of the DON 2 mineral claim.

We purchased this specific mineral claim based upon the recommendation of Warren Robb, P. Geo., our consulting geologist. Mr. Warren Robb will carry out all of our exploration work and is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch in respect of our exploration expenditures. The Don 2 Project consists of two claims totaling 850 hectares. The property is owned 100% by Steve Merry as President in trust for Goldvale Resources, Inc. The claim is located in north central British Columbia in the Southern Toodoggone mining camp at latitutde 56 0’ north, longitude 126 34’ west. The property lies in the Omineca Mining Division approximately 200 km north northeast of Smithers and 400 km northwest of Prince George. The property is owned by the Province of British Columbia, which grants the mineral claim. Access is by commuter-type aircraft from one of the bases in the vicinity. There are bases at the Moose Valley and Sturdee Valley airstrips, both located approximately 2 and 40 km northwest of the property, respectively.

Our plan of operations is to conduct mineral exploration activities on the DON 2 mineral claim in order to assess whether this claim possesses commercially exploitable mineral deposits. Our exploration program is designed to explore for commercially viable deposits of copper minerals. We have not, nor has any predecessor, identified any commercially exploitable reserves of these minerals on our mineral claim. We are an exploration stage company and there is no assurance that a commercially viable mineral deposit exists on our mineral claim.

Prior to acquiring the DON 2 mineral claim, we retained the service of Mr. Robb, a professional consulting geologist. After we acquired the DON 2 claim our consultant prepared a geological report on the mineral exploration potential of the claim. Included in this report is a recommended initial exploration program with a budget of $19,000. All dollar amounts provided in this prospectus are stated or quantified in U.S. currency.

The mineral exploration program, consisting of geological mapping and sampling, is oriented toward defining drill targets on mineralized zones within the DON 2 mineral claim.

At this time, we are uncertain of the number of mineral exploration phases we will conduct before concluding that there are, or are not, commercially viable minerals on our claim. Further phases beyond the current exploration program will be dependent upon a number of factors such as our consulting geologist’s recommendations based upon ongoing exploration program results and our available funds.

Since we are in the exploration stage of our business plan, we have not yet earned any revenues from our planned operations. As of September 30, 2007, we had $14,957 cash on hand and liabilities in the amount of $22,750. Accordingly, our working capital position as of September 30, 2007 was ($7,794). Since our inception through September 30, 2007, we have incurred a net loss of $89,494. We attribute our net loss to having no revenues to offset our expenses and the professional fees related to the creation and operation of our business. Our working capital may be sufficient to enable us to perform limited exploration phases beyond the first geological exploration phase on the property. Accordingly, we may require additional financing in the event that further exploration is needed.

Our fiscal year end is March 31.

We have not generated any revenue to date, and we have a total accumulated deficit of $89,494. During the next 12 months our general and administrative expenses are expected to average $1,500 per month. We will need to raise additional capital to continue our operations, and there is no assurance we will be successful in raising the needed capital. We plan on raising additional funds through public or private debt or sale of equity to achieve our current business strategy. However, at this time, we do not have any lines of credit or other forms of financing available to us. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the resale of these shares. The offering price of $0.02 was determined by the price at which shares were sold to our shareholders in a private placement memorandum and is a fixed price at which the selling security holders will sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Summary Financial Data

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis or Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations and balance sheet data from inception (April 25, 2006) through March 31, 2007 are derived from our audited financial statements. The statement of operations and balance sheet data for the period ended September 30, 2007 are derived from our unaudited financial statements.

Statement of Operations Data:	From Inception (April 25, 2006) Through March 31, 2007	From Inception (April 11, 2006) Through September 30, 2007

REVENUE	$0	0

GROSS PROFIT OR (LOSS)	$0	0

GENERAL AND ADMINISTRATIVE EXPENSES	$3,130	4494

GENERAL EXPLORATION	$75,000	75,000

OPERATING LOSS	$(88,130)	(89494)

	As of March 31, 2006(Audited)	As of September 30, 2007(unaudited)
Balance Sheet Data:

Cash	$4,871	14,957
Receivables	$0	0
Property and Equipment	$0	0

Total Assets	$4,871	14,957

Accounts Payable	$20,000	20,000
Accrued Expenses	$3,000	2,750

Stockholders Equity	$(18,130)	(7,794)

Total Liabilities and Equity	$4,871	14,957

WHERE YOU CAN FIND US

Our corporate offices are located at 3070 Guildford Way #2006, Coquitlam, BC V3B 7R8.  Our telephone number is (604) 944-1751.

RISK FACTORS

You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock.

Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

We currently have no mineral reserves and consequently no income, therefore we will require additional funds to implement our current business strategy and our inability to obtain additional financing could have a material adverse effect on our ability to maintain business operations.

We will need to raise additional funds through public or private debt or sale of equity to implement our current business strategy of exploration on the property located in north central British Columbia. We are a small operation and accordingly we must limit our exploration. If we have to limit our exploration because of a lack of financing, we may not find sufficient copper even though our property may contain copper. Financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. Therefore, you may be investing in a company that will not have the funds necessary to commence operations. Our inability to obtain financing would have a material adverse effect on our ability to implement our exploration strategy, and as a result, could require us to diminish or suspend our exploration strategy and possibly cease our operations.

If we are unable to obtain financing on reasonable terms, we could be forced to delay exploration programs. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

We lack an operating history and have losses which we expect to continue into the future.

We were incorporated in April 2006 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $89,494. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

-	our ability to locate a profitable mineral property

-	our ability to generate revenues by developing and marketing the minerals that may be found in such property.

-	our ability to raise the capital necessary to continue exploration of the property.

Based upon current plans, we expect to incur operating losses in future periods. Such expenses will result from the research and exploration of our mineral properties. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues may cause us to go out of business.

We have no proven reserves, and we cannot guarantee we will find copper. If we find copper reserves, there can be no guarantee that production will be profitable.

We have no proven copper reserves. Even if we find that there is copper on our property, we cannot guarantee that we will be able to develop and market the copper. Even if we produce copper, we cannot guarantee that such production will be profitable.

We will need additional capital to pay the property option payments.

We are obligated to pay a final option payment of $20,000 on or before May 15, 2009. If we fail to pay this payment, we will lose the DON 2 claim and be forced to cease business operations.

We may not have access to all of the supplies and materials we need to begin exploration which could cause us to delay or suspend operations.

Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies and certain equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products, equipment and materials we need, we will have to suspend our exploration plans until we do find the products, equipment and materials we need.

If we do not find copper ore, we will cease operations.

Our success depends on finding copper ore reserves. If we do not find copper reserves or we cannot remove and sell the copper, either because we do not have the money to do it or because it is not economically feasible to do it, we will cease operations and you will lose your investment.

The production of minerals in British Columbia requires the approval of applicable governmental agencies. If we are unable to obtain such approval, we will not be able execute our business plan and we will cease operations.

The production of minerals requires the approval of certain government agencies. There is no guarantee that we will obtain this approval. The costs and delay of obtaining such approval cannot be known in advance, but could potentially have a material effect on our business operations. Accordingly, we may not become profitable even if we do locate minerals on our property due to the potential withholding of such production approval.

Our revenues are dependent on the market price of minerals. If the current market price of minerals is not favorable, we will not be profitable.

The prices of minerals are subject to market fluctuations. Even if we are able to locate and produce copper or other minerals from our properties, our revenues could be materially affected by the current market price of such minerals.

It Is Possible That There May Be Native Or Aboriginal Claims To Our Property Which Could Affect Our Ability To Explore This Property.

Although we believe that we have the right to explore this property, we cannot substantiate that there are no native or aboriginal claims to our property. If a native or aboriginal claim is made to this property, it would negatively affect our ability to explore this property. If it is determined that there is a legitimate claim to this property then we may be forced to return this property without adequate consideration. Even if there is no legal basis for such claim, the costs involved in resolving such matter may force us to delay or curtail our exploration completely.

We Depend On Acquisitions Of Suitable Exploration Properties For Growth And Successful Integration Of Completed Acquisitions.

Our ability to execute our growth strategy depends in part on our ability to identify and acquire desirable exploration properties to acquire. There can be no assurance that we will finalize and close any transactions or be able to identify suitable acquisition of exploration properties or, if such candidates are identified, to negotiate their acquisition at prices or on terms and conditions favorable to us. Our failure to implement our acquisition strategy successfully could limit our potential growth.

We compete for the acquisition of suitable exploration properties with other entities, some of which have greater financial resources than us. Increased competition for such candidates may result in fewer acquisition opportunities being available to us, as well as less attractive acquisition terms, including increased purchase prices.

These circumstances may increase acquisition costs to levels that are beyond our financial capability or pricing parameters or that may have an adverse effect on our results of operations and financial condition.

We believe the property selection process will evolve over time. Initially we will seek exploration properties held by individuals or small private corporations. We need to diversify our property holdings to improve the likelihood that we secure a property that can be developed into a mine. The properties will be paid for by cash, the issuance of shares of our company, or a combination of the two. The issuance of shares of our company may have the effect of diluting your investment.

In the future, the implementation of our growth strategy will depend on our ability to successfully integrate and develop any exploration properties acquired. Because we have been in business for a short time and have not had experience in integrating acquired exploration properties, there can be no assurance that our management team will succeed in integrating our future acquisitions or to fully realize expected cost savings, economies of scale or other business efficiencies. Any difficulties we encounter in the integration process could have a material adverse effect on our business, financial condition and results of operations.

A large number of our shares are held by one individual. Specifically Steve Merry owns 60.29% of our common stock. His control may prevent you from causing a change in the course of our operations and may affect the price of our common stock.

Steve Merry owns 10,000,000 shares of our common stock. Accordingly, for as long as Mr. Merry owns more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and will exercise a significant amount of influence over our management and operations. Therefore, regardless of the number of our common shares sold through this offering, your ability to cause a change in our operations is eliminated. As such, the value attributable to the right to vote your shares is limited. This concentration of ownership could result in a reduction to the value of our common shares you own because of the ineffective voting power and could have the effect of preventing us from undergoing a change of control in the future.

The loss of our key management staff, Steve Merry, would be detrimental to our business.

We are presently dependent to a great extent upon the experience, abilities and continued services of Steve Merry, our sole officer and director. As we currently have no suitable replacements in the event of his departure, the loss of services of Steve could have a material adverse effect on our business, financial condition or results of operation.

Our management has minimal experience in the mining/mineral exploration industry.

Steve Merry has limited prior experience in the mining or mineral exploration industry. This lack of experience could have a detrimental effect on our business.

Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

While we plan to conduct our exploration year round, it is possible that snow or rain could cause roads leading to our claim to be impassible. When roads are impassible, we will be unable to continue exploration work. In addition, severe weather may interfere with our exploration processes.

There is no assurance of a public market or that the common stock will ever trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock.

There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

Our common stock is considered a penny stock, which is subject to restrictions on marketability, so you may not be able to sell your shares.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities indefinitely.

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this prospectus under “Risk Factors,” Plan of Operation,” “Business,” and elsewhere are forward- looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.”

In some cases, you can identify forward-looking statements by the words “believe,” “expect,” “anticipate,” “intend” and “plan” and similar expressions or the negative of these terms or other comparable terminology.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price shares were sold to our shareholders in our Regulation D Rule 506 private placement in May 2006.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.

The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. On October 20, 2007 we had $14,949 in cash in the bank. We estimate that in order to carry forward over the next 12 months we will need approximately $21,500 to pay for office expenses and our “phase 1” exploration program. Based upon our present capital, we do not have enough capital to pay for the $19,000 that is necessary to complete our planned “phase 1” exploration program. We need to spend a minimum of $4.00 per hectare in exploration work or pay the equivalent to the Province of BC Ministry of Finance and a $0.40 filing fee per hectare annually to maintain our claim. Based upon the two claims that the company has that totals 850 hectares we would need to pay a minimum of $3,740 annually to maintain our claim. Our estimated annual office expenses are approximately $2,500. If we do not raise additional capital we will be unable to pay the further $20,000 that is owed by May 15, 2009 as per our agreement with Ana Simpson, the seller of our property.

We will need to raise additional funds through private debt or the sale of equities to meet our capital requirements. We have no present loans or arrangements to cover our capital requirements. If we do not raise additional capital we will not be able to implement our business plan. We can only conduct our “phase 1” exploration program from mid May to mid October only due to inclement weather conditions.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in the notes to the financial statements, the company has experienced losses since inception. Our financial situation raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Organization

We were organized as a Delaware Corporation on April 25, 2006 for the purpose of locating and developing copper-gold exploration properties in the Province of British Columbia.

Overview

On April 26, 2006 we entered into an option agreement with Ana Simpson to acquire a 100% interest in the “Don 2 Project”. The property was acquired from Ana Simpson by paying her $55,000 on May 15, 2006. The company must pay advance royalties of $20,000 annually commencing on January 17, 2010. Upon commercial production, the property will be subject to a 2.5% Net Smelter Royalty (“NSR”). 1.5% of the “NSR” can be acquired for $1.0 million within 12 months from commencement of commercial production.

If Goldvale fails to make the advance royalty payments on the five year anniversary of the claims as described in the agreement with Ana Simpson, the seller of our property.  The company agrees to transfer the claim back to Ana Simpson within no less than a 10 day period.

The Don 2 Project consists of two claims totaling 850 hectares. The property is owned 100% by Steve Merry as President in trust for Goldvale Resources Inc. The Don 2 Property is located in north central British Columbia in the Southern Toodoggone mining camp at latitude 56° 40’ north, longitude 126° 34’west. The property lies in the Omineca Mining Division, approximately 200 km north northeast of Smithers and 400 km northwest of Prince George (Figure 1).

Access to the property is by the Omineca Resource Access Road (ORAR) and the McConnell Creek Road (MCR).  The ORAR traverses the southwest edge of the property, while the MCR branches off the ORAR at about kilometre 420 and traverses northeast across the centre of the property.  Access by fixing wing aircraft is facilitated by the Moose Valley and Sturdee Valley airstrips, both located adjacent to the ORAR approximately 2 and 40 km northwest of the property, respectively.  These airstrips can be used by commuter-type aircraft based in Smithers and Vancouver. Elevations range from 1,200 metres to 1,900 metres above mean sea level.  The treeline is at about 1,600 metres with alpine meadows extending beyond.

The climate is generally moderate although highly changeable.  Temperatures range from +30° to -35° Celsius.  Precipitation is usually moderate and more or less uniformly distributed throughout the year.  With appropriate planning, drilling and other exploration activities could be carried out year round. The topography is moderate to steep.

Currently we are not aware of any native land claim that might affect our title to the mineral claim. Although we are unaware of any situation that would threaten our claim, it is possible that a native land claim could be made in the future. The Canadian federal and provincial government policy at this time is to consult with all the potentially affected native bands and other stakeholders in the area of any proposed commercial production. If we should encounter a situation where a native band or group claims an interest in our claim, we may choose to provide compensation to the affected party in order to continue with our exploration work. If such an option is not available we may have to relinquish our interest in the the DON 2 project.

The British Columbia government released “The BC Mining Plan” in January 2005 to help ensure the mining industry that Province is committed to remain competitive in the global mineral exploration sector. British Columbia currently has nine operating mines, of which six produce copper-gold. The exploration expenditures in BC topped $100 million in 2004 according to the BC Mine Plan.

The B.C. Mine Plan outlines the following:

•	B.C. Mineral potential is good
•	B.C. Has untapped reserves of metals
•	Competitive taxes
•	Streamlined regulatory requirements
•	Electricity rates are among the lowest in North America
•	Highly skilled work force
•	Well developed infrastructure

The plan addresses a range of factors that set the stage for a healthy mining industry that delivers community benefits and is sustainable for years to come.

The Canadian Federal Government and the Provinces offer very attractive tax breaks for investors in exploration companies. The Federal and Provincial Tax Credits are a tax advantage investment that is made into a company carrying out grassroots exploration work in Canada. The mining company enters into an agreement with an investor and “flow-through mining expenditure” is incurred by the company and the individual can claim over 100% of that investment off earned income. The B.C. Government will grant in addition to the Federal 15% tax credit a further 20% non-refundable tax credit for qualified investments made in new B.C. mineral exploration. Hence, an investor who is taxed at the highest marginal rate would receive a 141% tax deduction from earned income. The company must be publicly trading in order to deal with this tax advantage investment.

The next twelve months

The Company’s plan of operations over the next twelve months is to raise additional capital to complete the planned “phase 1” exploration program. The following is an exploration budget that is outlined in the summary geology report that was prepared for the company by Warren Robb, P.Geo.

It is recommended that a geologist and prospector complete 5 days in the area of the anomalies collecting silt and rock samples and confirming host geology.  Should this be successful, grid extensions to close off the anomalies and tighten spaced lines to 100 m line spacing is recommended.  The following outlines a Phase I and Phase II budgets:

We plan to raise a minimum of $21,500 to continue minimum exploration of our properties during the next 12 months through a private placement of debt, convertible securities, or common equity. If we are successful in raising the necessary capital, we may have to significantly dilute the current shareholders. We plan to initially offer the debt or equity to our current shareholders and management. If we are not successful in raising the required capital, we will offer our debt or equity to new investors.
At present we have no specific plans regarding a debt or equity offering, but intend to actively commence raising the required capital during the spring of 2008. As an alternative to raising capital through the selling of debt or equity, we will attempt to negotiate a joint venture with an industry partner. If the company is required to enter into a joint venture, we could end up with a minority interest in our properties. We have not contacted another party in the industry regarding a joint venture. There is no assurance we will raise the necessary capital, therefore there is a significant risk that the company may have to abandon or reduce the size of our property.

HOW OUR COMPANY IS ORGANIZED

We were incorporated under the name Goldvale Resources, Inc. in the State of Delaware on April 25, 2006. We have spent a total of $55,000 for research and exploration for the first payment on the Option Agreement. This amount represents the total amount expended on research and exploration to date. All of such expenses were used to research the prospective resources and exploration.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

DESCRIPTION OF BUSINESS

We are a Delaware corporation formed on April 25, 2006 to search for available properties in north central British Columbia. In May 2006, we entered into an agreement which was negotiated at arms length with Ana Simpson to acquire a 100% interest in the DON 2 claim. The claim is located in the Omineca Mining Division approximately 200 km north northeast of Smithers and 400 km northwest of Prince George.  The property can be acquired from Simpson by paying a total of $75,000 in two option payments. The property is subject to annual advance Royalty payments of $20,000 commencing January 17, 2010. After we have earned our 100% interest in the DON 2 claim, the property will be subject to a 2.5% Net Smelter Return (“NSR”) of which 1.5% can be purchased for $1,000,000 within 12 months of the commencement of commercial production.

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. We own a 100% interest in a mineral claim that we refer to as the DON 2 mineral claim. Further exploration of this mineral claim is required before a final determination as to their viability can be made. Although there is evidence of exploratory work on the claim conducted by prior owners, reliable records of this work are limited. Our plan of operations is to carry out exploration work on this claim in order to ascertain whether it possess commercially exploitable quantities of copper. We will not be able to determine whether or not our mineral claim contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work concludes economic viability.

Once we receive the results of our first exploration program, our board of directors in consultation with our consulting geologist will assess whether to proceed with further exploration. Our initial program will cost approximately $19,000 and the report of our consulting geologist should be available in December 2007. In the event that a follow-up exploration program is undertaken, the costs are expected to be approximately $104,000 and the geologist’s report should be available by fall of 2008. The existence of commercially exploitable mineral deposits in the DON 2 mineral claim is unknown at the present time and we will not be able to ascertain such information until we receive and evaluate the results of our exploration program. If we are unable to delineate commercial quantities of copper on the DON 2 claim we may have to cease operations on the DON 2 claim. We would seek out other properties with mineral potential to carry out exploration programs to replace the DON 2 claim.

Acquisition of the DON 2 mineral claim

We entered into an agreement with Ana Simpson to acquire a 100% interest in the DON 2 claim. The claims are located in the Omineca Mining Division, approximately 200km northeast of Smithers and 400 km northwest of Prince George. The property is in north central British Columbia in the Southern Toodoggone mining camp at latitude 56 40’ north, longitude 126 34’ west.

The property is owned by the Province of British Columbia, which grants the mineral claim. A total of $55,000 has been paid as required by the agreement. The property is subject to annual advance Royalty payments of $20,000 commencing January 17, 2010.

Property Option Payments

We are required to pay Simpson two option payments to keep our Agreement in good standing. We must pay Simpson a total of $75,000 to secure our 100% interest in the DON 2 claim. The payments are outlined in the table that follows:

Option Payments

Payment	Amount	Status/Date Due
Initial	$ 55,000	Paid
Final	$ 20,000	May 15, 2009
Total	$ 75,000

After we have earned our 100% interest in the DON 2 claim, the property will be subject to a 2.5% Net Smelter Return (“NSR”) of which 1.5% can be purchased for $1,000,000 within 12 months of the commencement of commercial production.

In order to minimize cost and any inconvenience, we have not registered the DON 2 mineral claim in our name with the B.C. Mineral Titles Branch but have registered the claim in the name of our President, Steve Merry, who holds the DON 2 claim in trust. We intend to register the claim in our name following the completion of our second exploration program. Warren Robb, our geologist, is responsible for filing geological assessment reports with the B.C. Mineral Titles Branch in respect of our exploration expenditures.

We selected these properties based upon the advice of Mr. Robb. In his report dated September 5th, 2006, our consultant recommended that we launch an initial exploration program on our claim which will cost us approximately $19,000. As our consulting geologist, Mr. Robb, has performed the research on public exploration documents. Mr. Robb has not conducted the prospecting, mapping, and sampling or rock and soil sample assays which are required to complete the first phase of the exploration program. We expect that this work will be completed in the spring of 2008.

Warren Robb is an independent geological consultant offering professional geological, exploration, and consulting services.  As such, he has been engaged to provide these services for various clients located in North America. Warren Robb is a graduate of the University of British Columbia with Bachelor of Science degree in Geological Sciences. He is a member of the Association of Professional Engineers and Geoscientists of British Columbia. He is capable of developing mineral projects, initiating exploration programs from the “grass roots” level and carrying these projects through all phases of exploration to the mining feasibility stage.  He is qualified to write and submit reports to the British Columbia Ministry of Energy and Mines for assessment work purposes.

Upon the completion of the initial exploration phase, we intend to request that our consulting geologist review the results of the exploration program and report back to us with his recommendations, if any, with regard to further exploration programs. To date, we completed the research of public exploration documents in the preparation of the geological report.

The eventual goal is to explore the DON 2 claim property with the intent of putting the property into commercial production should both a feasibility report recommending commercial production be obtained and a decision to commence commercial production be made. The feasibility report refers to a detailed written report of the results of a comprehensive study on the economic feasibility of placing the property or a portion of the property into commercial production. It is possible that results may be positive from the exploration program, but not sufficiently positive to warrant proceeding at a particular point in time. World prices for minerals may dictate a delay in proceeding. Due to the fluctuation in the prices for minerals, it is also possible that mineral exploration ventures may not be profitable resulting in our inability to attract funding from investors to finance further exploration.

Description and Location of the DON 2 mineral claim

The DON 2 mineral claim is a mineral claim located within the Omineca Mining Division of British Columbia.

The DON 2 group total area is 850 hectares. For assessment purposes in British Columbia, assessment work of $4.00 per hectare per year is applicable for years 1 through 3, increasing thereafter to $8.00 per hectare. In addition, filing fees of $0.40 per hectare are due in years 1-3 rising to $0.80 thereafter. It is our intention to continue exploration work and expend the necessary amounts to maintain our claim in good standing.

Annual Assessment Work and Filing Fees

The DON 2 claim will require that the annual minimum amount of exploration work that must be expended and filed along with an engineering report describing the work. The report and the description of the work must be accepted by the BC Government. The following table computes the actual minimal amount of acceptable work expenditures to be incurred. Any work carried out in a year that exceeds the minimal annual requirement, that excess dollar amount can be carried forward to future years.

Annual Assessment Work and Filing Fees

Date	Assessment per ha	Filing Fee per ha	Total Cdn$
	$4.00	$0.40	$3740

It is our intention to apply all funds expended on our DON 2 mineral claim as assessment work on the claim. In the event that all $19,000 of our first stage exploration program funds are expended prior to May 6, 2008 that amount of expenditure will hold the claim in good standing for approximately ten years.

The Province of British Columbia owns the land covered by the mineral claim. Currently, we are not aware of any native land claim that might affect our title to the mineral claim or to British Columbia’s title of the property. Although we are unaware of any situation that would threaten our claim, it is possible that a native land claim could be made in the future. The federal and provincial government policy at this time is to consult with all potentially affected native bands and other stakeholders in the area of any potential commercial production. If we should encounter a situation where a native person or group claims an interest in our claim, we may choose to provide compensation to the affected party in order to continue with our exploration work, or if such an option is not available, we may have to relinquish our interest in this claim.

Prior to the expiration dates listed above, we plan to file for an extension of our mineral claim. In order to extend the expiration dates of a mineral claim, the government requires either (1) completion of exploration work on the mineral claim valued at an amount stipulated by the government and the payment of a filing fee; or (2) payment to the Province of British Columbia in lieu of completing exploration work to maintain the mineral claim. A maximum of ten years of work credit may be filed on a claim. If the required exploration work expenditure is not completed and filed with the Province in any year or if a payment is not made to the Province of British Columbia in lieu of the required work within this year, the mineral claim will lapse and title with revert to the Province of British Columbia.

Geological Exploration Program in General

Mining Business in British Columbia

The mining industry in the 1990s was plagued by an anti-mining government, First Nations land claims and low commodity prices. In a 2002 report prepared by the Fraser Institute, a Canadian think tank, British Columbia was ranked a lowly 44th out of 64 world-wide mining districts. Soon after the new British Columbia provincial government was voted in 2001, it established a task force with a mandate to review the negative issues and to recommend policies to improve the mineral exploration investment back to the province. The government enacted incentives to change the tax regime, for the streamlining of regulatory and approval processes, for the extension of private investor tax breaks and to develop land management plans that provide security for the land base.

The British Columbia government released “The B.C. Mining Plan” in January 2005 to help ensure the mining industry that the Province is committed to remaining competitive in the global mineral exploration sector.

British Columbia has nine operating mines, of which six produce copper-gold. The exploration expenditures topped $100.0 million Cdn in 2004, according to the B.C.  Mine Plan. The B.C. Mine Plan outlines the following:

•	B.C. Mineral potential is good
•	B.C. Has untapped reserves of metals
•	Competitive taxes
•	Streamlined regulatory requirements
•	Electricity rates are among the lowest in North America
•	Highly skilled work force
•	Well developed infrastructure

The plan addresses a range of factors that set the stage for a healthy mining industry that delivers community benefits and is sustainable for years to come.

The Canadian Federal Government and the Provinces offer very attractive tax breaks for investors in exploration companies. The Federal and Provincial Tax Credits are a tax advantage investment that is made into a company carrying out grassroots exploration work in Canada. The mining company enters into an agreement with an investor and “flow-through mining expenditure” is incurred by the company and the individual can claim over 100% of that investment off earned income. The B.C. Government will grant in addition to the Federal 15% tax credit a further 20% non-refundable tax credit for qualified investments made in new B.C. mineral exploration. Hence, an investor who is taxed at the highest marginal rate would receive a 141% tax deduction from earned income. The company must be publicly trading in order to deal with this tax advantage investment.

DON 2 Claim

We have selected the DON 2 claim because of promising geology and the geochemical signature. The claims are located in the Omineca Mining Division, approximately 200 km north northeast of Smithers and 400 km northwest of Prince George. The property is in north central British Columbia in the Southern Toodoggone mining camp at latitutde 56 40’ north, longitude 126 34’ west. The property is owned by the Province of British Columbia, which grants the mineral claim.

Access is by commuter-type aircraft from one of the bases in the vicinity. There are bases usually at Moose Valley, 2 km to the northwest, or Sturdee Valley, 40 km to the northwest.

Climatic Conditions

The DON 2 claim covers an area where elevations range from 1,200 metres to 1,900 metres above mean sea level.  The treeline is at about 1,600 metres with alpine meadows extending beyond. The climate is generally moderate although highly changeable.  Temperatures range from +30° to -35° Celsius.  Precipitation is usually moderate and more or less uniformly distributed throughout the year.  With appropriate planning, drilling and other exploration activities could be carried out year round. The topography is moderate to steep.

Exploration Potential

The results of the earlier exploration programs justify further exploration work on the DON 2 property. The property has not had any detailed geological exploration work completed upon it other than two deep drill holes. The results of the talus sampling below the DON 2 showing and the results of the reconnaissance talus/soil sampling indicate that the prospect and anomalies could be expanded in size.

Recommendations

Our geological consultant recommends that a geologist and prospector complete 5 days in the area of the anomalies collecting silt and rock samples and confirming host geology.  Should this be successful, grid extensions to close off the anomalies and tighten spaced lines to 100 m line spacing is recommended.

Depending upon the results of the first phase an Induced Polarization survey may be contemplated over any soil anomalies on the soil grid. Blast trenching of any soil/geophysical anomalies and the DON 2 prospect, depending on the results of the sampling and mapping program, would follow. A cost estimate to complete the Phase I program of soil/talus sampling and rock sampling and mapping of the DON 2 prospect is as follows:

Item Description	Cost Estimate

Geologist (10 days x $500/day)	$5,000
Prospector (10 days. x $350/day)	$3,500
1 4X4 Truck and fuel (10 days X $200/day)	$2,000
Room and board (20days x $100 per man per day)	$2,000
Field Supplies	$500
Assays 100 samples @ $35/Sample	$3,500
Report and filing fees	$2,500
Total	$19,000

If the initial site inspection is favorable, we would carry out the geophysical phase of the program as outlined in the second phase described below.

Phase II
Item Description	Cost Estimate

Grid and I.P. survey 21 line @ $4,000/km	$84,000
Management and Report	$20,000
Total	$104,000

Phase III

Based on the satisfactory results in the Phase II, a number of steps would be taken. Additional geophysical work would be carried out to help select drill targets. The drilling program could be enlarged and step-out holes to follow structures and to determine the potential size of the mineralization. This work would be carried out in the fall of 2008. If the results are very encouraging then steps could be taken to secure additional mineral claim in the area either by staking if it is available or by joint venture if it is owned. The budget for this phase will depend on the scope of work that will be in the program.

Based on acceptable results from the above site exploration program and a preliminary market analysis, a diamond drilling program would be developed. A diamond drill has a carbide steel head imbedded with diamonds. The diamond drilling activity produces a small diameter (1 1/2 to 3 inches) solid rock core.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in the Province of British Columbia. In addition, if we progress to the production phase, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We cannot be certain that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known in advance.

The main agency that governs the exploration of minerals in the Province of British Columbia, Canada, is the Ministry of Energy and Mines.

The Ministry of Energy and Mines manages the development of British Columbia’s mineral resources, and implements policies and programs respecting their development while protecting the environment. In addition, the Ministry regulates and inspects the exploration and mineral production industries in British Columbia to protect workers, the public and the environment.

The material legislation applicable to Goldvale Resources is the Mineral Tenure Act, administered by the Mineral Titles Branch of the Ministry of Energy and Mines. The initial phase of our exploration program will consist of hand trenching, sampling, mapping, and possibly a segment of an electronic based geological exploration technique referred to as Induced Polarization. The practice in British Columbia under this act has been to request permission for such a program in a letter to the British Columbia Ministry of Energy and Mines. Permission is usually granted within one week. Should a follow-up exploration program be undertaken, it would probably be intended to refine information garnered in the first phase employing the same methods of exploration.

In addition, the B.C. Ministry of Energy and Mines administers the Mines Act, the Health, Safety and Reclamation Code and the Mineral Exploration Code. Ongoing exploration programs likely will be expanded to include activities such as line cutting, machine trenching and drilling. In such circumstance, a reclamation deposit is usually required in the amount of $3,000 to $5,000. The process of requesting permission and posting the deposit usually takes about 2 weeks. The deposit is refundable upon a Ministry of Energy and Mines inspector’s determination that the exploration program has resulted in no appreciable disturbance to the environment.

The Mineral Tenure Act and its regulations govern the procedures involved in the location, recording and maintenance of mineral and placer titles in British Columbia. The Mineral Tenure Act also governs the issuance of mining leases, which are long term entitlements to minerals, designed as production tenures. At this phase in the process, a baseline environmental study would have to be produced. Such a study could take many months and cost in excess of $100,000.

All mineral exploration activities carried out on a mineral claim or mining lease in British Columbia must be in compliance with the Mines Act. The Mines Act applies to all mines during exploration, development, construction, production, closure, reclamation and abandonment. Additionally, the provisions of the Health, Safety and Reclamation Code for mines in British Columbia contain standards for employment, occupational health and safety, accident investigation, work place conditions, protective equipment, training programs, and site supervision. Also, the Mineral Exploration Code contains standards for exploration activities including construction and maintenance, site preparation, drilling, trenching and work in and about a water body.

Additional approvals and authorizations may be required from other government agencies, depending upon the nature and scope of the proposed exploration program. If the exploration activities require the falling of timber, then either a free use permit or a license to cut must be issued by the Ministry of Forests. Items such as waste approvals may be required from the Ministry of Environment, Lands and Parks if the proposed exploration activities are significantly large enough to warrant them.

We will also have to sustain the cost of reclamation and environmental remediation for all exploration work undertaken. Both reclamation and environmental remediation refer to putting disturbed ground back as close to its original state as possible. Other potential pollution or damage must be cleaned-up and renewed along standard guidelines outlined in the usual permits. Reclamation is the process of bringing the land back to its natural state after completion of exploration activities. Environmental remediation refers to the physical activity of taking steps to remediate, or remedy any environmental damage caused such as refilling trenches after sampling or cleaning up fuel spills. Our initial exploration program does not require any reclamation or remediation because of minimal disturbance to the ground. The amount of these costs is not known at this time because we do not know the extent of the exploration program we will undertake, beyond completion of the recommended exploration phase described above, or if we will enter into production on the property. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditure.

DESCRIPTION OF PROPERTY

We currently use 3070 Guildford Way #2006, Coquitlam, BC V3B 7R8.

Mineral Property Agreement

On May 15, 2006, we entered into an agreement with Ana Simpson to acquire a 100% interest in the DON 2 claim. Goldvale Resources, Inc. DON 2 mineral claim is situated approximately 200km north northeast of Smithers and 400 km northwest of Prince George in the Province of British Columbia. The property can be acquired from Ms. Simpson by paying her option payments totaling $75,000. After we have earned our 100% interest in the DON 2 claim, the property will be subject to a 2.5% Net Smelter Return (“NSR”) of which 1.5% can be purchased for $1,000,000.

Property Option Payments

We are required to pay Ms. Simpson two Option Payments to keep our Agreement in good standing. The payments are outlined in the table that follows:

Option Payments

Payment	Amount	Status/Date Due
Initial	$ 55,000	Paid
Final	$ 20,000	May 15, 2009
Total	$ 75,000

Net Smelter Royalty

Net Smelter Returns means the Gross Value of all Minerals, less the following costs, charges and expenses actually paid by the Grantee with respect to the treatment of such Minerals:

1
Charges for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs; penalties and other processor deductions);

2
Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Minerals concentrates or ore metal from the Property to the place of treatment, including any costs incurred by Grantee for transportation of such Minerals concentrates and ore metal from the Property to the place of sale;

3.	Actual sales and brokerage costs on Minerals for which the Net Smelter Returns royalty is payable; and

4	Sales and use taxes applicable under local, Province and federal law assessed on the sale of the Minerals on which the Net Smelter Returns Royalty is payable (other than taxes based upon income).

 Location and Land Status

The DON 2 mineral claim consists of a mineral claim within the Omineca Mining Division of British Columbia.

Name	Record Number	Units
DON 2

The DON 2 group total area is 850 hectares. The claim is in good standing until January 17, 2008 and has not been legally surveyed.

WEBSITE

We will construct a website to provide our shareholders and investors with information relating to the exploration of the DON 2 claim. We anticipate that our website will be operational by January 2008.

EMPLOYEES

We currently have no employees. We have one person in management. We do not have an employment contract with our management employee. We plan to employ additional people as we deem necessary as we continue to implement our plan of operation and exploration of the DON 2 property.

LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

MANAGEMENT

Director and Executive Officer

The following table sets forth information about our executive Officers and Directors.

Name	Age	Position
Steve Merry	55	President/Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer/Director

Steve Merry  was born in London England on October 3, 1952. Steve immigrated to Vancouver, BC in 1968. Steve graduated from Burnaby North High School in 1970. Steve has worked for the Coquitlam Fire and Rescue since 1973. Steve is presently a Captain in the department. Steve’s interest in the junior resource field started in 1976 when he started prospecting as a hobby and participating in IPO’s of start-up junior resource companies. Steve is going to retire from the fire department in one year and focus all of his attention on the development of Goldvale Resources Inc.
.
None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

BOARD OF DIRECTORS

The board of directors consists of one Director.

BOARD COMMITTEES

In April 2006, our Board of Directors created the Compensation Committee, which is comprised of Steve Merry. The Compensation Committee has the authority to review all compensation matters relating to us.

The Compensation Committee has not yet formulated compensation policies for senior management and executive officer. However, it is anticipated that the Compensation Committee will develop a company-wide program covering all employees and that the goals of such program will be to attract, maintain, and motivate our employees.

It is further anticipated that one of the aspects of the program will be to link an employee’s compensation to his or her performance, and that the grant of stock options or other awards related to the price of the Common Shares will be used in order to make an employee’s compensation consistent with shareholders gains.

It is expected that salaries will be set competitively relative to the mineral exploration industry and that individual experience and performance will be considered in setting salaries.

In April 2006, our Board of Directors created an Audit Committee, which is comprised of Steve Merry. The Audit Committee is charged with reviewing the following matters and advising and consulting with the entire Board of Directors with respect thereto:

  (i)  the preparation of our annual financial statements in collaboration with our independent accountants;

  (ii)     annual review of our financial statements and annual report; and

  (iii)    all contracts between us and our officer, Director and other affiliates. The Audit Committee, like most independent committees of public companies, does not have explicit authority to veto any actions of the entire Board of Directors relating to the foregoing or other matters; however, our senior management, recognizing their own fiduciary duty to us and our stockholders, is committed not to take any action contrary to the recommendation of the Audit Committee in any matter within the scope of its review.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Lack of Market for Our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of November 15, 2007 we have 43 registered shareholders.

Rule 144 Shares

As of November 15, 2007 we have a total of 16,585,000 shares of our common stock issued and outstanding. As of April, 2007, the 10,000,000 shares owned by Mr. Merry became available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. As of May 2007, the 6,000,000 shares held by the 36 shareholders who purchased their shares in the offering by us in May 2006 became available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In April 2008, a total of 585,000 shares held by the 6 shareholders who purchased their shares in the offering by us in April 2007 will become available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed 1% of the number of shares of the company’s common stock then outstanding which, in our case, would equal approximately 165,850 shares as of the date of this prospectus. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company’s affiliates at anytime during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Dividends

To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us from the date of our inception until September 30, 2007.

ANNUAL COMPENSATION LONG TERM COMPENSATION

ANNUAL COMPENSATION						LONG TERM COMPENSATION
NAME	TITLE	YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION	RESTRICTED OPTION STOCKS/ PAYOUTS AWARDED	SARS ($)	LTIP COMPENSATION	ALL OTHER COMPENSATION
Steve Merry	President CEO and Chairman	2006	$0	0	0	0 (1)	0	0	0

(1)	Mr. Merry received 10,000,000 founders’ shares for services rendered to us. He will not receive such compensation in the future.

We do not have written employment agreements with Steve Merry. In the future, we will determine on an annual basis how much compensation our officer and director will receive.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of November 16, 2007, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our Directors, (3) each Named Executive Officer and (4) all of our executive officer and Director as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name.

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF OUTSTANDING SHARES

5% STOCKHOLDERS, DIRECTOR AND NAMED EXECUTIVE OFFICER

Steve Merry ADDRESS	10,000,000	60.29%

OFFICERS AND DIRECTORS AS A GROUP (1 in number)	10,000,000	60.29%

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Stock Option Grants

We have not granted any stock options to our executive officer since our incorporation.

SELLING STOCKHOLDERS

The 6,585,000 shares being offered for resale by the 42 selling stockholders consist of the 6,000,000 shares of common stock sold to a total of 36 investors in a Regulation D Rule 506 offering in May 2006 for $.01 per share and the 585,000 shares of common stock sold to 6 investors in April 2007 for $.02 per share. None of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of November 15, 2007 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of Common Stock Owned Prior To Offering	Percent of Common Stock Owned Prior to Offering(2)	Shares of Common Stock To Be Sold(1)	Shares of Common Stock Owned After Offering

Angel Laurel Quintal	150,000	1%	150,000	0
Laura Tracy McMillan	200,000	1%	200,000	0
Donna Lee McMillan	200,000	1%	200,000	0
Tamara Eastwood	200,000	1%	200,000	0
Jason Ivan Clark	200,000	1%	200,000	0
Tracie Baxter	200,000	1%	200,000	0
Shaun Baxter	200,000	1%	200,000	0
Arthur James Gilmour	100,000	1%	200,000	0
James Chaffey	100,000	1%	100,000	0
Susan Chaffey	100,000	1%	100,000	0
Michael George Hart	100,000	1%	100,000	0
Gaylene Nqaire Hart	100,000	1%	100,000	0
Brett Harvey	100,000	1%	100,000	0
Graeme Mervyn Sangster	200,000	1%	200,000	0
Sara Leigh West	200,000	1%	200,000	0
Steven Guy Raleigh	200,000	1%	200,000	0
Paula Davidson Raleigh	200,000	1%	200,000	0
Hamish Duncan Raleigh	200,000	1%	200,000	0
Fiona Clark	250,000	1.5%	250,000	0
Alan William Clark	200,000	1%	200,00	0
David Richard Clark	250,000	1.5%	250,000	0
Fenn Melody Kirk	100,000	1%	100,000	0
Carolyn Ann Raleigh	200,000	1%	200,000	0
Tom Fleming	200,000	1%	200,000	0

Kathleen Fleming	200,000	1%	200,000	0
Judith Ann Broughton	100,000	1%	100,000	0
Wricifi Wirsmu Broughton	200,000	1%	200,000	0
Phillip Ray Newland	100,000	1%	100,000	0
Dennis Maher	150,000	1%	150,000	0
Shirley Maher	100,000	1%	100,000	0
Abbey Maher	150,000	1%	150,000	0
Dinah Jane Bowie	150,000	1%	150,000	0
Ian Raleigh	150,000	1%	150,000	0
Debra Anne Hull	150,000	1%	150,000	0
William Kenneth Newland	200,000	1%	200,000	0
Martin John Hull	200,000	1%	200,000	0
Stuart William Davidson	100,000	1%	100,000	0
Anne Kabella Davidson	100,000	1%	100,000	0
Susanne Elizabeth Davidson Jennings	85,000	0.05%	85,000	0
Isabel Jean Maharey	100,000	1%	100,000	0
Mervyn S. Raleigh	100,000	1%	100,000	0
Glenn William Eastwood	100,000	1%	100,000	0

(1)	Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

(2)	Based on 16,585,000 shares outstanding as of November 15, 2007

To our knowledge, none of the selling shareholders or their beneficial owners:

-	has had a material relationship with us other than as a shareholder at any time within the past three years; or

-	has ever been one of our Officers or Directors or an officer or director of our predecessors or affiliates

-	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling security holder must be made at the fixed price of $0.02 until a market develops for the stock.

There currently is no market to trade our common stock. Quotation on the OTC Bulletin Board would provide liquidity for our common stock, as parties to a transaction would have a market on which to trade our common stock. In order for our stock to be quoted on the OTC Bulletin Board, a market maker must submit a 15c-211 application on our behalf in order to make a market for our common stock. Our application must then be approved by NASD before our stock can be quoted. The application process to be quoted on the OTC Bulletin Board takes approximately two to three months. We have not yet engaged a market maker to submit our application.

The shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

o	ordinary brokers transactions, which may include long or short sales,

o	transactions involving cross or block trades on any securities or market where our common stock is trading,

o	purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

o	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

o	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or

o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. Short sales of common stock “against the box” that are covered with shares subject to this registration statement cannot be made before the registration statement becomes effective, as such sales would constitute a violation of Section 5.

We have informed security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished form ordinary trading efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 144 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock of the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling stockholders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our shareholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $10,000.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our sole officer, director and founder, Steve Merry is deemed to be our promoter. Goldvale Resources, Inc. was incorporated in the State of Delaware on April 25, 2006 and 10,000,000 shares were issued to Steve Merry as founder’s shares for services rendered as our President. Other than the share issuance set forth herein there have been no other transactions with our promoter.

DESCRIPTION OF SECURITIES

The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by-laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share and no shares of preferred stock. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

As of November 15, 2007, 16,585,000 shares of common stock are issued and outstanding and held by 43 shareholders. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights.

Preferred Stock

The Company has authorized fifty million (50,000,000) shares of preferred stock with a par value of $.001 of which none are issued and outstanding

Liquidation Rights

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Delaware Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director’s fiduciary duty, except:

O	for any breach of a director’s duty of loyalty to the corporation of its stockholders,

O	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

O	pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

O	for any transaction from which a director derived an improper personal benefit.

Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney’s fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

TRANSFER AGENT

The Company has not appointed a transfer agent for its common stock at this time.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726. Its telephone number is (732) 409-1212.

EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Gately & Associates, LLC independent auditors, as stated in their report appearing herein and elsewhere in the registration statement and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Delaware Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as apart of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. In addition, we will file electronic versions of our annual and quarterly reports on the Commission’s Electronic Data Gathering Analysis and Retrieval, or EDGAR System. Our registration statement and the referenced exhibits can also be found on this site as well as our quarterly and annual reports. We will not send the annual report to our shareholders unless requested by the individual shareholders.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2007

GOLDVALE RESOURCES, INC.
(an exploration stage company)

GOLDVALE RESOURCES, INC.
(an exploration stage company)
BALANCE SHEET
As of September 30, 2007

ASSETS

CURRENT ASSETS	9/30/2007	3/31/2007

Cash	$14,957	$4,871

Total Current Assets	14,957	4,871

TOTAL ASSETS	$14,957	$4,871

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses	$2,750	$3,000
	20,000	-

Total Current Liabilities	22,750	3,000

LONG-TERM LIABILITIES

Payable agreement for claim rights	-	20,000

TOTAL LIABILITIES	22,750	23,000

STOCKHOLDERS' EQUITY

Common Stock, $.001 par value
Authorized: 200,000,000
Issued: 16,585,000 and 16,000,000, respectively	16,585	16,000

Preferred Stock, $.001 par value
Authorized: 50,000,000
Issued: None	-	-

Additional paid in capital	65,115	54,000
Accumulated deficit during development stage	(89,494)	(88,130)

Total Stockholders' Equity	(7,794)	(18,130)

TOTAL LIABILITIES AND EQUITY	$14,957	$4,871

GOLDVALE RESOURCES, INC.
(an exploration stage company)
STATEMENT OF OPERATIONS
For the six months ending September 30, 2007 and 159 days ending September 30, 2006 and
From inception (April 25, 2006) through September 30, 2007

	6 MONTHS	159 DAYS
	ENDING	ENDING	FROM
	9/30/2007	9/30/2006	INCEPTION

REVENUE	$-	$-	$-

COST OF SERVICES	-	-	-

GROSS PROFIT OR (LOSS)	-	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	1,364	10,585	14,494

GENERAL EXPLORATION	-	75,000	75,000

OPERATING INCOME	(1,364)	(85,585)	(89,494)

ACCUMULATED DEFICIT, BEGINNING	(88,130)	-	-

ACCUMULATED DEFICIT, ENDING	$(89,494)	$(85,585)	$(89,494)

Earnings (loss) per share, basic	$(0.00)	$(0.01)

Weighted average number of common shares	16,245,219	9,593,625

GOLDVALE RESOURCES, INC.
(an exploration stage company)
STATEMENT OF OPERATIONS
For the three months ending September 30, 2007 and 2006

	3 MONTHS	3 MONTHS
	ENDING	ENDING
	9/30/2007	9/30/2006

REVENUE	$-	$-

COST OF SERVICES	-	-

GROSS PROFIT OR (LOSS)	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	849	263

GENERAL EXPLORATION	-	-

OPERATING INCOME	$(849)	$(263)

GOLDVALE RESOURCES, INC.
(an exploration stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
As of September 30, 2007

			ADDITIONAL
	COMMON	PAR	PAID IN	ACCUM.	TOTAL
	STOCK	VALUE	CAPITAL	DEFICIT	EQUITY

Common Stock issued on acceptance
of incorporation expenses on
April 25, 2006	10,000,000	$10,000	$-	$-	$10,000

Common stock issued for cash
May 11, 2006 at $0.01
per share on private placement	6,000,000	6,000	54,000	-	60,000

Net income (loss)				(88,130)	(88,130)

Balance, March 31, 2007	16,000,000	16,000	54,000	(88,130)	(18,130)

Common stock issued for cash
April 30, 2007 at $0.02
per share on private placement	585,000	585	11,115	-	11,700

Net income (loss)				(1,364)	(1,364)

Balance, September 30, 2007	16,585,000	$16,585	$65,115	$(89,494)	$(7,794)

GOLDVALE RESOURCES, INC.
(an exploration stage company)
STATEMENTS OF CASH FLOWS
For six months ending September 30, 2007 and 159 days ending September 30, 2006 and
From inception (April 25, 2006) through September 30, 2007

	6 MONTHS	159 DAYS
	ENDING	ENDING	FROM
CASH FLOWS FROM OPERATING ACTIVITIES	9/30/2007	9/30/2006	INCEPTION

Net income (loss)	$(1,364)	$(85,585)	$(89,494)

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Stock issued as compensation	-	10,000	10,000
Increase (Decrease) in Accrued Expenses	(250)	500	2,750
Increase (Decrease) in claims payable	-	20,000	20,000

Total adjustments to net income	(250)	30,500	32,750

Net cash provided by (used in) operating activities	(1,614)	(55,085)	(56,744)

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-	-

Net cash flows provided by (used in) investing activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from stock issuance	11,700	60,000	71,700

Net cash provided by (used in) financing activities	11,700	60,000	71,700

CASH RECONCILIATION

Net increase (decrease) in cash	10,086	4,916	14,957
Cash - beginning balance	4,871	-	-

CASH BALANCE END OF PERIOD	$14,957	$4,916	$14,957

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION

Goldvale Resources, Inc. (the Company), an exploration stage company, was incorporated on April 25, 2006 in the State of Delaware.  The Company is an exploration stage mineral company.  On May 11, 2006, the Company became actively engaged in acquiring mineral properties and raising capital.  The Company did not have any significant exploration operations or activities from inception; accordingly, the Company is deemed to be in the development stage.

The Company’s fiscal year end is March 31.

On May 15, 2006, the Company acquired two mineral claims located near Smithers, British Columbia, Canada.  The property consists of two mineral claims and is contiguous hard rock mineral.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of the mineral properties and other assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred losses from inception to September 30, 2007. The Company has not realized economic production from its mineral properties as of September 30, 2007. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital, establishing probable or proven reserves, or determining if the mineral properties can be mined economically. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Revenue and Cost Recognition

The Company uses the accrual basis of accounting for financial statement reporting.  Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry.  Certain period expenses are recorded when obligations are incurred.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
Use  of  Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established.  Normal operating refundable Company deposits are listed as Other Assets.  Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

Non-mining Property and Equipment

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets.  Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company’s capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Income  Taxes

The  Company accounts for income taxes using the liability method which requires recognition  of  deferred tax liabilities and assets for the expected future tax consequences  of  events  that have been included in the financial statements or tax  returns.  Deferred  tax  assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences  are expected  to  reverse.  The Company’s management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007
Stock  Based  Compensation

The Financial Accounting Standard Board issued Statement of Financial Accounting Standard No. 123(R), "Accounting for Stock-Based Compensation, "(SFAS 123(R)). SFAS 123(R) requires that companies recognize compensation expenses for grants of stock, stock options, and other equity instruments based on fair value. The Company has adopted SFAS 123(R) in accounting for stock-based compensation.

Cash  and  Cash  Equivalents, and Credit Risk

For  purposes  of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

Foreign Currency Translation and Transactions

The Company’s functional currency is the US dollar.  No material translations or transactions have occurred.  Upon the occurrence of such material transactions or the need for translation adjustments, the Company will adopt Financial Accounting Standard No. 52 and other methods in conformity with Generally Accepted Accounting Principles.

Earnings  Per  Share

In  February  1997,  the  Financial  Accounting  Standards  Board  (FASB) issued Statement  of  Financial  Accounting Standards No. 128 (SFAS 128), "Earnings Per Share".  SFAS 128  replaces the presentation of primary earnings per share with a presentation of  basic  earnings  per  share based upon the weighted average number of common shares  for  the  period.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007

NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES

Significant relationships with (1) companies affiliated through common ownership and/or management:

The Company has ownership of the Don 2 claims which were placed in trust with the Company’s President.

NOTE  4  -  MINERAL  PROPERTIES

The  Company's  net  investment in mineral properties include one claim as described in footnote number 1 have all costs related to the claim have be expended in accordance with Generally Accepted Accounting Principles for the industry. Currently the Company does not have proven reserves by a geological study and will begin to capitalize amortizable property once reserves have been proven.

NOTE  5 -  INCOME  TAXES

The Company has available net operating loss carryforwards of $89,494 for financial statement and federal income tax purposes.  These loss carryforwards expire if not used by the year 2026 and 2007.  The Company’s management has decided a valuation allowance in the amount of approximately $17,899 is necessary to reduce any tax benefits of using the net operating losses to offset future tax liabilities.  The future available benefits are more likely than not to expire before they can be used based on current uncertainties.

NOTE 6 – CLAIM AGREEMENT

On May 15, 2006, the Company entered into an agreement with Ana Simpson of Vancouver, BC to acquire two rock mineral claim covering over 850 hectares.  The agreement called for a 100% interest in the claims subject to a 2.5% Net Smelter Royalty (NSR) for a total of $25,000.  1.5% of the NSR can be acquired for $1.0 million within 12 months from commencement of commercial production.  Advance royalties of $20,000 shall be paid annually commencing January 17, 2010.

The purchase of the claims required payment of $55,000 on May 15, 2006 and a further $20,000 on or before May 15, 2009.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF SEPTEMBER 30, 2007

NOTE  7 -  SHAREHOLDERS'  EQUITY

Common Stock

The Company has authorized one hundred million (200,000,000) shares of common stock with a par value of $.001.

On April 25, 2006, the Company issued 10,000,000 shares of common stock as compensation to an officer of the Company for a value of $10,000 or $0.001 per share. These shares are considered restricted shares as section 144 of the Securities Exchange Commission.

During May 2006, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $60,000 in the issuance of 6,000,000 shares of common stock at $0.01 per share for the purpose of acquisition and exploration of mining properties.  The Company’s management considers this offering to be exempt under the Securities Act of 1933.

During April 2007, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $11,700 in the issuance of 585,000 shares of common stock at $0.02 per share.  The Company’s management considers this offering to be exempt under the Securities Act of 1933.

Preferred Stock

The Company has authorized fifty million (50,000,000) shares of preferred stock with a par value of $.001 of which none are issued and outstanding.

NOTE  8 -  COMMITMENTS  AND  CONTINGENCIES

The Company’s claims will revert back to the seller within no less than a 10 day period if the Company fails to make the advance royalty payments per the sales contract commencing 5 years from the date of the agreement.

Management is not aware of any contingent matters that could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity.

NOTE  9 -  LITIGATION, CLAIMS AND ASSESSMENTS

From time to time in the normal course of business the Company will be involved in litigation.  The Company’s management has determined any asserted or unasserted claims to be immaterial to the financial statements.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS

AS OF MARCH 31, 2007

Gately & Associates, LLC
Altamonte Springs, FL

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors and shareholder
Goldvale Resources, Inc.

        We have audited the accompanying balance sheets of Goldvale Resources, Inc. of March 31, 2007and the related statement of operations, statement of Stockholder’s equity and cash flows from inception (April 25, 2006) through March 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on the audit.

        We conducted the audit in accordance with U.S. generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that the audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Goldvale Resources, Inc. as of January 31, 2007, and the statement of operations, stockholder’s equity and cash flows from inception (April 25, 2006) through March 31, 2007 in conformity with U.S. generally accepted accounting principles.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has suffered losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Gately & Associates, LLC
Altamonte Springs, FL
November 21, 2007

GOLDVALE RESOURCES, INC.
(an exploration stage company)
BALANCE SHEET
As of March 31, 2007

ASSETS

CURRENT ASSETS	3/31/2007

Cash	$4,871

Total Current Assets	4,871

TOTAL ASSETS	$4,871

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Accrued Expenses	$3,000

Total Current Liabilities	3,000

LONG-TERM LIABILITIES

Payable agreement for claim rights	20,000

TOTAL LIABILITIES	$23,000

STOCKHOLDERS' EQUITY

Common Stock, $.001 par value
Authorized: 200,000,000
Issued: 3,000,000	3,000

Preferred Stock, $.001 par value
Authorized: 50,000,000
Issued: None	-

Additional paid in capital	57,000
Accumulated deficit during development stage	(78,130)

Total Stockholders' Equity	(18,130)

TOTAL LIABILITIES AND EQUITY	$4,871

The accompanying notes are an integral part of these financial statements.

GOLDVALE RESOURCES, INC.
(an exploration stage company)
STATEMENT OF OPERATIONS
For the three months ending March 31, 2007 and
From inception (April 25, 2006) through March 31, 2007

	3 MONTHS
	ENDING	FROM
	3/31/2007	INCEPTION

REVENUE	$-	$-

COST OF SERVICES	-	-

GROSS PROFIT OR (LOSS)	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	2,273	3,130

GENERAL EXPLORATION	-	75,000

OPERATING INCOME	(2,273)	(78,130)

ACCUMULATED DEFICIT, BEGINNING	(75,857)	-

ACCUMULATED DEFICIT, ENDING	$(78,130)	$(78,130)

Earnings (loss) per share, basic		(0.03)

Weighted average number of common shares		2,802,740

The accompanying notes are an integral part of these financial statements.

GOLDVALE RESOURCES, INC.
(an exploration stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
As of March 31, 2007

			ADDITIONAL
	COMMON	PAR	PAID IN	ACCUM.	TOTAL
	STOCK	VALUE	CAPITAL	DEFICIT	EQUITY

Common stock issued for cash
May 11, 2006 at $0.02
per share on private placement	3,000,000	3,000	57,000	-	60,000

Net income (loss)				(78,130)	(78,130)

Balance, March 31, 2007	3,000,000	$3,000	$57,000	$(78,130)	$(18,130)

The accompanying notes are an integral part of these financial statements.

GOLDVALE RESOURCES, INC.
(an exploration stage company)
STATEMENTS OF CASH FLOWS
For three months ending March 31, 2007 and
From inception (April 25, 2006) through March 31, 2007

	3 MONTHS
	ENDING	FROM
CASH FLOWS FROM OPERATING ACTIVITIES	3/31/2007	INCEPTION

Net income (loss)	$(2,273)	$(78,130)

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Increase (Decrease) in Accrued Expenses	2,250	3,000
Increase (Decrease) in claims payable	-	20,000

Total adjustments to net income	2,250	23,000

Net cash provided by (used in) operating activities	(23)	(55,130)

CASH FLOWS FROM INVESTING ACTIVITIES

None	-	-

Net cash flows provided by (used in) investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from stock issuance	-	60,000

Net cash provided by (used in) financing activities	-	60,000

CASH RECONCILIATION

Net increase (decrease) in cash	(23)	4,871
Cash - beginning balance	4,893	-

CASH BALANCE END OF PERIOD	$4,871	$4,871

The accompanying notes are an integral part of these financial statements.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

NOTE  1  -  OPERATIONS  AND  BASIS  OF  PRESENTATION

Goldvale Resources, Inc. (the Company), an exploration stage company, was incorporated on April 25, 2006 in the State of Delaware.  The Company is an exploration stage mineral company.  On May 11, 2006, the Company became actively engaged in acquiring mineral properties and raising capital.  The Company did not have any significant exploration operations or activities from inception; accordingly, the Company is deemed to be in the development stage.

The Company’s fiscal year end is March 31.

On May 15, 2006, the Company acquired two mineral claims located near Smithers, British Columbia, Canada.  The property consists of two mineral claims and is contiguous hard rock mineral.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of the mineral properties and other assets and the satisfaction of liabilities in the normal course of business.  The Company has incurred losses from inception to March 31, 2007. The Company has not realized economic production from its mineral properties as of March 31, 2007. These factors raise substantial doubt about the Company's ability to continue as a going concern.
Management continues to actively seek additional sources of capital to fund current and future operations. There is no assurance that the Company will be successful in continuing to raise additional capital, establishing probable or proven reserves, or determining if the mineral properties can be mined economically. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

Revenue and Cost Recognition

The Company uses the accrual basis of accounting for financial statement reporting.  Revenues and expenses are recognized in accordance with Generally Accepted Accounting Principles for the industry.  Certain period expenses are recorded when obligations are incurred.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

Use  of  Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those results.

Accounts Receivable, deposits, Accounts Payable and accrued Expenses

Accounts receivable have historically been immaterial and therefore no allowance for doubtful accounts has been established.  Normal operating refundable Company deposits are listed as Other Assets.  Accounts payable and accrued expenses consist of trade payables created from the normal course of business.

Non-mining Property and Equipment

Property and equipment purchased by the Company are recorded at cost. Depreciation is computed by the straight-line method based upon the estimated useful lives of the respective assets.  Expenditures for repairs and maintenance are charged to expense as incurred as are any items purchased which are below the Company’s capitalization threshold of $1,000.

For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from accounts, and any related gain or loss is reflected in income for the period.

Income  Taxes

The  Company accounts for income taxes using the liability method which requires recognition  of  deferred tax liabilities and assets for the expected future tax consequences  of  events  that have been included in the financial statements or tax  returns.  Deferred  tax  assets and liabilities are determined based on the difference  between  the  financial  statements  and  tax  basis  of  assets and liabilities  using  enacted  tax  rates  in  effect  for  the  year in which the differences  are  expected  to  reverse.  The Company’s management determines if a valuation allowance is necessary to reduce any tax benefits when the available benefits are more likely than not to expire before they can be used.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

Stock  Based  Compensation

The Financial Accounting Standards Board issued Statement of Financial  Accounting  Standards  No.  123(R),  "Accounting  for  Stock-Based Compensation,"  (SFAS  123(R)).  SFAS  123(R)  requires  that  companies  recognize compensation  expense  for  grants  of  stock,  stock  options, and other equity instruments  based on fair value.  The  Company has adopted SFAS  123(R)  in accounting for stock-based compensation.

Cash  and  Cash  Equivalents, and Credit Risk

For  purposes  of reporting cash flows, the Company considers all cash accounts with maturities of 90 days or less and which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

The portion of deposits in a financial institution that insures its deposits with the FDIC up to $100,000 per depositor in excess of such insured amounts are not subject to insurance and represent a credit risk to the Company.

Foreign Currency Translation and Transactions

The Company’s functional currency is the US dollar.  No material translations or transactions have occurred.  Upon the occurrence of such material transactions or the need for translation adjustments, the Company will adopt Financial Accounting Standard No. 52 and other methods in conformity with Generally Accepted Accounting Principles.

Earnings  Per  Share

In  February  1997,  the  Financial  Accounting  Standards  Board  (FASB) issued
Statement  of  Financial  Accounting Standards No. 128 (SFAS 128), "Earnings Per Share".  SFAS 128 replaces the presentation of primary earnings per share with a presentation of  basic  earnings  per  share based upon the weighted average number of common shares  for  the  period.

NOTE  3  -  AFFILIATES  AND  RELATED  PARTIES

Significant relationships with (1) companies affiliated through common ownership and/or management:

The Company has ownership of the Don 2 claims which were placed in trust with the Company’s President.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

NOTE  4  -  MINERAL  PROPERTIES

The  Company's  net  investment in mineral properties include one claim as described in footnote number 1 have all costs related to the claim have be expended in accordance with Generally Accepted Accounting Principles for the industry .  Currently the Company does not have proven reserves by a geological study and will begin to capitalize amortizable property once reserves have been proven.

NOTE  5 -  INCOME  TAXES

The Company has available net operating loss carryforwards of $78,130 for financial statement and federal income  tax  purposes.  These loss carryforwards expire if not used by the year 2026.  The Company’s management has decided a valuation allowance in the amount of approximately $17,500 is necessary to reduce any tax benefits of using the net operating losses to offset future tax liabilities.  The future available benefits are more likely than not to expire before they can be used based on current uncertainties

NOTE 6 – CLAIM AGREEMENT

On May 15, 2006, the Company entered into an agreement with Ana Simpson of Vancouver, BC to acquire two rock mineral claim covering over 850 hectares.  The agreement called for a 100% interest in the claims subject to a 2.5% Net Smelter Royalty (NSR) for a total of $25,000.  1.5% of the NSR can be acquired for $1.0 million within 12 months from commencement of commercial production.  Advance royalties of $20,000 shall be paid annually commencing January 17, 2010.

The purchase of the claims required payment of $55,000 on May 15, 2006 and a further $20,000 on or before May 15, 2009.

NOTE  7 -  SHAREHOLDERS'  EQUITY

Common Stock

The Company has authorized one hundred million (200,000,000) shares of common stock with a par value of $.001.

During May 2006, the Company undertook a Section 4(2) registration under the Securities Act of 1933 to raise $60,000 in the issuance of 3,000,000 shares of common stock for the purpose of acquisition and exploration of mining properties.  The Company’s management considers this offering to be exempt under the Securities Act of 1933.

GOLDVALE RESOURCES, INC.
(an exploration stage company)

FINANCIAL STATEMENTS
AS OF MARCH 31, 2007

Preferred Stock

The Company has authorized fifty million (50,000,000) shares of preferred stock with a par value of $.001 of which none are issued and outstanding.

NOTE  8 -  COMMITMENTS  AND  CONTINGENCIES

The Company’s claims will revert back to the seller within no less than a 10 day period if the Company fails to make the advance royalty payments per the sales contract commencing 5 years from the date of the agreement.

Management is not aware of any contingent matters that could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity.

NOTE  9 -  LITIGATION, CLAIMS AND ASSESSMENTS

From time to time in the normal course of business the Company will be involved in litigation.  The Company’s management has determined any asserted or unasserted claims to be immaterial to the financial statements.

GOLDVALE RESOURCES, INC.
6,585,000 SHARES COMMON STOCK
PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until ____________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission registration fee	$4.04
Federal Taxes	$0.00
State Taxes and Fees	$0.00
Transfer Agent Fees	$0.00
Accounting fees and expenses	$5,000.00
Legal fees and expenses	$20,000.00
Blue Sky fees and expenses	$0.00
Miscellaneous	$0.00

Total	$25,004.04

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

Goldvale Resources, Inc. was incorporated in the State of Delaware on April 25, 2006 and 10,000,000 shares were issued to Steve Merru for founders shares. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Waters had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act.

This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for these transactions.

In April 2006, we completed a Regulation D, Rule 506 Offering in which we issued a total of 6,000,000 shares of our common stock to a total of 36 investors, at a price per share of $0.01 for an aggregate offering price of $60,000. Each investor received a copy of our private placement memorandum and completed a questionnaire to confirm that they were either “accredited” or “sophisticated” investors. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Angel Laurel Quintal	150,000
Laura Tracy McMillan	200,000
Donna Lee McMillan	200,000
Tamara Eastwood	200,000
Jason Ivan Clark	200,000
Tracie Baxter	200,000
Shaun Baxter	200,000
Arthur James Gilmour	100,000
James Chaffey	100,000
Susan Chaffey	100,000
Michael George Hart	100,000
Gaylene Nqaire Hart	100,000
Brett Harvey	100,000
Graeme Mervyn Sangster	200,000
Sara Leigh West	200,000
Steven Guy Raleigh	200,000
Paula Davidson Raleigh	200,000
Hamish Duncan Raleigh	200,000
Fiona Clark	250,000
Alan William Clark	200,000
David Richard Clark	250,000
Fenn Melody Kirk	100,000
Carolyn Ann Raleigh	200,000
Tom Fleming	200,000
Kathleen Fleming	200,000
Judith Ann Broughton	100,000
Wricifi Wirsmu Broughton	200,000
Phillip Ray Newland	100,000
Dennis Maher	150,000
Shirley Maher	100,000
Abbey Maher	150,000
Dinah Jane Bowie	150,000
Ian Raleigh	150,000
Debra Anne Hull	150,000
William Kenneth Newland	200,000
Martin John Hull	200,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.506:

(A)   No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.
(B)   At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.
(C)  Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.
(D)  The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.
(E)   None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in April 2006 were restricted in accordance with Rule 144 of the Securities Act of 1933.

In April 2007, we completed an offering in which we issued a total of 585,000 shares of our common stock to a total of 6 investors, at a price per share of $0.02 for an aggregate offering price of $11,700. Each investor received a copy of our private placement memorandum and completed a questionnaire to confirm that they were either “accredited” or “sophisticated” investors. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Stuart William Davidson	100,000
Anne Kabella Davidson	100,000
Susanne Elizabeth Davidson Jennings	85,000
Isabel Jean Maharey	100,000
Mervyn S. Raleigh	100,000
Glenn William Eastwood	100,000

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”).

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Waters had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for these transactions.

ITEM 27. EXHIBITS.

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Don 2 Purchase Agreement
10.2	Trust Agreement
10.3	Geological Summary Report on the Don 2 Claims
10.4	Consent of Warren Robb P.Geo.
23.1	Consent of Gately & Associates
23.2	Consent of Counsel, as in Exhibit 5.1

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act maybe permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coquitlam, BC on November 26, 2007.

By:	/s/ STEVE MERRY
STEVE MERRY
President, Chief Executive Officer,
Chief Financial Officer,
Principal Accounting Officer, and
Chairman of the Board of Directors

POWER OF ATTORNEY

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints STEVE MERRY, true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof. In accordance with the requirements of the Securities Act of1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

By:	/s/STEVE MERRY	President, Chief Executive Officer,
	STEVE MERRY	Chief Financial Officer,
Principal Accounting Officer, and
Chairman of the Board of Directors

Dated: November 26, 2007